Exhibit 99.1

News Release

225 West Wacker Drive	Telephone: +1 312 696-6000
Chicago	Facsimile: +1 312 696-6009
Illinois 60606

Contact: Margaret Kirch Cohen, 312-696-6383, margaret.cohen@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Associates Receives Subpoena from Department of Labor, Follows Similar Requests from New York Attorney General and SEC

CHICAGO, May 24, 2005 – Morningstar, Inc. (Nasdaq:MORN) today announced that the Department of Labor has issued a request for information in the form of a subpoena to Morningstar Associates, LLC, a registered investment advisor and wholly owned subsidiary of Morningstar, seeking information and documents related to certain services Morningstar Associates offers to retirement plan providers and retirement plan sponsors.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We believe the request from the Department of Labor is related to the requests we received in December 2004 from the New York Attorney General’s office and the Securities and Exchange Commission with respect to the work we offer to retirement plan providers, including fund lineup recommendations for retirement plan sponsors.”

Mansueto added, “We are fully cooperating with all three agencies and support the work they are doing to help protect the interests of investors.”

Morningstar, Inc. is a leading provider of investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutional clients. As of Dec. 31, 2004, Morningstar provided data on more than 125,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

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